PRESS RELEASE

                                           Contact: Fred G. Kowal
                                           President and Chief Operating Officer
                                           (973) 748-3600

American Bancorp of New Jersey, Inc.
American Bank of New Jersey
365 Broad Street
Bloomfield, NJ  07003-2798

NASDAQ National Market "ABNJ"              For Immediate Release
                                           ---------------------
                                           November 8, 2005


                 AMERICAN BANCORP OF NEW JERSEY, INC. ANNOUNCES
                 OTS DENIAL OF APPLICATION FOR STOCK REPURCHASES

Bloomfield, New Jersey - November 8, 2005 - American Bancorp of New Jersey, Inc. (NASDAQ: ABNJ) ("American") announced today that the Office of Thrift Supervision ("OTS") has disapproved the Company's recent application to repurchase up to 5% of its common stock through an open market stock repurchase program.

Separately, American previously announced that it intends to commence the repurchase of up to 208,293 shares to fund stock awards previously made under the American Bank of New Jersey 2005 Restricted Stock Plan, which was voted on by stockholders at the 2005 annual meeting. Purchases to fund the restricted stock plan will be made from time to time in the open market, based on stock availability, price and American's financial performance. The OTS' recent action does not affect repurchases to fund the stock benefit plan.

American Bancorp of New Jersey, Inc. is the holding company for American Bank of New Jersey, a federally chartered stock savings bank which conducts business from its main office in Bloomfield, New Jersey and one branch office in Cedar Grove, New Jersey.


The foregoing material contains forward-looking statements concerning our financial condition, results of operations and business. We caution that such statements are subject to a number of uncertainties and actual results could differ materially, and, therefore, readers should not place undue reliance on any forward-looking statements. We do not undertake, and specifically disclaim, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.